Exhibit 99

Marine Products Corporation Announces Date for

Fourth Quarter 2016 Financial Results and Conference Call

ATLANTA, January 5, 2017 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and year-ended December 31, 2016 on Wednesday, January 25, 2017 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 25, 2017 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 686-9681 or (913) 312-0724 for international callers, and use conference ID number 9090801. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com